Exhibit 10.3

EDGEMODE, INC.

Attention: Charlie Faulkner

Re: Salary Conversion

Dear Executive,

Edgemode, Inc. (the “Company”) in partial consideration of the Executive’s agreement to convert $769,989 of accrued salary (the “Conversion Amount”) under such agreement hereby issues Executive 256,660,163 shares of restricted common stock of the Company (the “Conversion Shares”) and the Executive accepts the Conversion Shares in full satisfaction of the Conversion Amount.

Very truly yours,

/s/ Simon Eajcenberg_________________

Simon Wajcenberg, Chief Financial Officer

Dated: February 20, 2025

AGREED TO AND ACCEPTED ON FEBRUARY 20, 2025

Executive

/s/ Charlie Faulkner________________

Charlie Faulkner, Chief Executive Officer